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                                                                    EXHIBIT 23.6

                        CONSENT OF INDEPENDENT ENGINEERS

The Board of Directors of Pure Resources, Inc.

     We hereby consent the incorporation by reference in the registration statement on Form S-8 to be filed by Pure Resources, Inc. on or about the date hereof, of references to our decommissioning estimates and references to our firm included or incorporated in the proxy statement/prospectus of Pure Resources, Inc. in its Registration Statement on Form S-4 (File No. 333-34970), including under the heading "Experts" in the proxy statement/prospectus.

/s/ Robert C. Byrd
-----------------------------
Twachtman Snyder & Byrd, Inc.
Robert C. Byrd
Vice President

October 13, 2000